Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-131327) of Chase Issuance Trust of our report dated March 28, 2007 relating to Management’s Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria, which appears in this Form 10-K.

New York, New York

March 28, 2007